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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

/X /Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Quarterly Period Ended March 31, 2003

or

Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Transition Period Ended _____________________________

Commission File Number 2-84452

STERLING DRILLING FUND 1983-1
(Exact name of registrant as specified in charter)

New York
(State or other jurisdiction of incorporation or organization)

13-3167549
(IRS employer identification number)

1 Landmark Square, Stamford, Connecticut 06901
(Address and Zip Code of principal executive offices)

(203) 358-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject too such filing requirements for the past 90 days. Yes/X/ No / /

Indicate by check mark whether the registrant is an accelerated filer ( as defined in Rule 12b-2 of the Exchange Acts). Yes ___ NO /X/

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Sterling Drilling Fund 1983-1

Index to Form 10Q

Part 1:
Item 1. Financial Statements
Balance Sheets - March 31, 2003 and December 31, 2002.	3
Statements of Operations for the Three Months Ended March 31, 2003 and 2002.	4-5
Statements of Changes in Partners' Equity for the Three Months Ended March 31, 2003 and 2002.	6
Statements of Cash Flows for the Three Months Ended March 31, 2003 and 2002.	7
Note to the Financial Statements	8

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations	9-11

Item 4. Controls and Procedures	12

Part II. Other Information
Item 6. Exhibits and Reports on Form 8-K	13

Signature	14

Certifications	15-16

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STERLING DRILLING FUND 1983-1

(a New York Limited Partnership)

Balance Sheets

	March 31, 2003	December 31, 2002
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$339,647	$297,286
Due from affiliates	18,471	38,472
	------------------	------------------
Total current assets	358,118	353,758
	------------------	------------------
Oil and gas properties - Successful efforts method:
Leasehold costs	321,314	321,314
Well and related facilities	8,934,084	8,934,084
	------------------	------------------
	9,255,398	9,255,398
Less accumulated ,depreciation, depletion and amortization	(8,130,424)	(8,113,017)
	------------------	------------------
Total Oil and Gas Properties	1,124,974	1,142,381
	------------------	------------------
Total assets	$1,483,092	$1,478,139
	===========	===========

Partners' Equity
Partners' equity
Limited partners	$1,412,509	$1,411,475
General partners	70,583	66,664
	------------------	------------------
Total partners' equity	$1,483,092	$1,478,139
	============	============

See accompanying note to the financial statements.

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STERLING DRILLING FUND 1983-1

(a New York Limited Partnership)

Statement of Operations

(unaudited)

Three Months Ending March 31, 2003

	Limited Partners	General Partners	Total
Revenue:
Operating revenue	$87,430	26,857	$114,287
Interest income	854	79	933
	-------------	-------------	-------------
Total Revenue	88,284	26,936	115,220
	-------------	-------------	-------------

Costs and Expenses:
Production expense	49,596	15,235	64,831
General and administrative to a related
Party	19,278	5,922	25,200
General and administrative	2,449	752	3,201
Depreciation, depletion and
amortization	15,927	1,480	17,407
	-------------	-------------	-------------
Total Costs and Expenses	87,250	23,389	110,639
	-------------	-------------	-------------
Net Income	$1,034	3,547	$4,581
	========	========	=========
Net Income per equity unit	$0.09
	========

See accompanying note to the financial statements.

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STERLING DRILLING FUND 1983-1

(a New York Limited Partnership)

Statement of Operations

(unaudited)

Three Months Ending March 31, 2002

	Limited Partners	General Partners	Total
Revenue:
Operating revenue	$49,757	15,285	$65,042
Other Income	13,099	4,024	17,123
Interest income	1,228	114	1,342
	-------------	-------------	-------------
Total Revenue	64,084	19,423	83,507
	-------------	-------------	-------------

Costs and Expenses:
Production expense	30,826	9,469	40,295
General and administrative to a related
Party	19,278	5,922	25,200
General and administrative	2,990	918	3,908
Depreciation, depletion and
Amortization	15,248	1,417	16,665
	-------------	-------------	-------------
Total Costs and Expenses	68,342	17,726	86,068
	-------------	-------------	-------------
Net Income (Loss)	$(4,258)	1,697	$(2,561)
	========	========	=========
Net Income(Loss) per equity unit	$(0.38)
	========

See accompanying note to the financial statements.

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STERLING DRILLING FUND 1983-1

(a New York Limited Partnership)

Statement of Changes in Partners' Equity

(unaudited)

	Limited Partners	General Partners	Total

Balance at December 31, 2001	$1,499,047	$76,343	$1,575,390
Partners' Contributions	0	4,285	4,285
Distributions to partners	(110,770)	(34,027)	(144,797)
Net Income	23,198	20,063	43,261
	--------------	------------	------------
Balance at December 31, 2002	1,411,475	66,664	1,478,139
Partners' Contributions	0	372	372
Distributions to partners	0	0	0
Net Income	1,034	3,547	4,581
	--------------	------------	------------
Balance at March 31, 2003	$1,412,509	$70,583	$1,483,092
	=========	=======	=======

See accompanying note to the financial statements.

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STERLING DRILLING FUND 1983-1

(a New York Limited Partnership)

Statement of Cash Flows

(unaudited)

	Three months Ended March 31, 2003	Three months Ended March 31, 2002

Net cash provided by operating activities	$41,989	$45,088
	-------------	-------------
Cash Flows From Financing Activities:
Partners' contributions	372	---
	-------------	-------------
Net Cash Used In Financing Activities	372	---

Net increase in cash and cash equivalents	42,361	45,088
Cash and cash equivalents at beginning of period	297,286	318,796
	-------------	-------------
Cash and cash equivalents at end of period	$339,647	$363,884
	=========	=========

See accompanying note to the financial statements.

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STERLING DRILLING FUND 1983-1

(a New York limited partnership)

Note to Financial Statements

March 31, 2003

1. The accompanying statements for the period ending March 31, 2003 are unaudited but reflect all adjustments necessary to present fairly the results of operations.

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PART I

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Liquidity -

The oil and gas industry is intensely competitive in all its phases. There is also competition between this industry and other industries in supplying energy and fuel requirements of industrial and residential consumers. It is not possible for the Registrant to calculate its position in the industry as Registrant competes with many other companies having substantially greater financial and other resources. In accordance with the terms of the Prospectus as filed by the Registrant, the General Partners of the Registrant will make cash distributions of as much of the Partnership cash credited to the capital accounts of the Partners as the General Partners have determined is not necessary or desirable for the payment of contingent debts, liabilities or expenses for the conduct of the Partnership's business. As of March 31, 2003, the General Partners have distributed to the Limited Partners $2,630,788 or 23.75% of the total Limited Partner capital contributions to the Limited Partnership.

The net proved oil and gas reserves of the Partnership are considered to be a primary indicator of financial strength and future liquidity. Reservoir engineering is a subjective process of estimating underground accumulations of gas and oil that cannot be measured in an exact manner. The estimated reserve quantities and future income quantities are related to hydrocarbon prices. Therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report.

In accordance with FASB Statement No. 69, December 31, 2002 market prices were determined using the daily oil price or daily gas sales price ("spot price") adjusted for oilfield or gas gathering hub and wellhead price differentials (e.g. grade, transportation, gravity, sulfur, and BS&W) as appropriate. Also, in accordance with SEC and FASB specifications, changes in market prices subsequent to December 31, 2001 and 2002 were not considered. The spot price for gas at December 31, 2002 was $4.58 per MMBTU. The range of spot prices during the year 2002 was a low of $1.98 and a high of $5.05 and the average was $3.38. The spot price for gas at December 31, 2001 was $2.63 per MMBTU. The range of spot prices during the year 2001 was a low of $1.77 and a high of $10.29 and the average was $3.94. The range during the first four months of 2003 has been from $4.88 to $12.20 with an average of $6.13. The average recent futures market prices have been in the range of $5.12 to $5.66.

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The present value of unescalated future net revenue (S.E.C. case) associated with such reserves, discounted at 10% as of December 31, 2001, was approximately $1,140,108 as compared to the discounted reserves as of December 31, 2002, which was approximately $1,607,868. While it may reasonably be anticipated that the prices received by Sterling Drilling Fund 1983-1 for the sale of its production may be higher or lower than the prices used in this evaluation, as described above, and the operating costs relating to such production may also increase or decrease from existing levels, such possible changes in prices and costs were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation for the SEC case. Actual volumes produced, prices received and costs incurred by the partnership may vary significantly from the SEC case

2. Capital Resources -

The Registrant was formed for the sole intention of drilling oil and gas wells. The Registrant entered into a drilling contract with an independent contractor in November 1983 for $9,400,000. Pursuant to terms of this contract thirty-eight wells have been drilled resulting in thirty-seven producing wells and one dry hole.

During 2002, PrimeEnergy Management negotiated a Farmout Agreement with Ardent Resources Inc. covering leasehold interests in acres located in Calhoun County, West Virginia. Pursuant to this agreement, Ardent has the right but not the obligation to select acreage and drill a deep well on the selected acreage, subject to an overriding royalty interest due to the leasehold owners. If a test well is not spudded by February 13, 2005 this agreement terminates. Acerage held by Sterling Drilling Fund 1983-1 was included in the Farmout Agreement, PrimeEnergy Management may discuss the possibility of farming out additional deep rights held by the Partnership under the same terms with other parties, however, there is no guarantee that any agreement will be entered into.

3. Results of Operations -

The Partnership's operating revenue increased from $ 62,409 in 2002 to $114,287 in 2003. This change was the result of increased pricing. The average price per MCF increased, from $2.83 in 2002 to $5.04 in 2003. The gas production declined slightly from 22,076 MCF in 2002 to 21,923 MCF in 2003. In December 2002 the Partnership entered into a contract to sell approximately seventy-five percent of the amount of its gas sold under a fixed contract price subject to transportation cost. The remaining gas to be sold by the Partnership will be sold at current spot market prices. This combination allows the Partnership to sell its gas and avoid some of the more significant negative swings that could occur in the spot market. The production volume variations can be a result of changes in transportation line pressures, miscellaneous shut-ins for maintenance and natural declines.

The Partnership did not receive any other income during the first quarter of 2003 and any other income received in 2002 is a result of a cash bonus paid to the Partnership under the farmout agreement, previously discussed.

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Production expenses increased from $40,295 in 2002 to $64,831 in 2003. The production expenses include variable costs associated with volume and price changes, swab and paraffin treatments, repairs and labor costs at the wells and well sites locations. Production expenses, for both years, were for normal maintenance and general upkeep of the wells

General and administrative expenses have been segregated on the financial statements to reflect expenses paid to PrimeEnergy Management Corporation, a general partner. These expenses are charged in accordance with guidelines set forth in the Registrant's Management Agreement and are attributable to the affairs and operations of the Partnership and shall not exceed an annual amount equal to 5% of the Limited Partners capital contributions. Amounts related to both 2003 and 2002 are substantially less than the amounts allocable to the Registrant under the Partnership Agreement. Management continues to work on reducing third party costs and use in-house resources to provide efficient and timely services to the Partnership.

The Partnership records additional depreciation, depletion and amortization to the extent that net capitalized costs exceed the undiscounted future net cash flows attributable to the Partnership properties. The Partnership was not required to revise the property basis in either 2002 or through the first quarter of 2003. There were no additional capitalized well-related expenditures during the first quarter of 2003.

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Item 4 Controls and Procedures

PrimeEnergy Management Corporation ("PEMC"), the Managing General Partner of the Partnership, maintains a system of controls and procedures designed to provide reasonable assurance as to the reliability of the financial statements and other disclosures included in this report, as well as to safeguard assets from unauthorized use or disposition. Within 90 days prior to the filing of this report, PEMC's Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of the design and operation of disclosure controls and procedures with the assistance and participation of other members of management. Based upon that evaluation, PEMC's Chief Executive Officer and Chief Financial Officer concluded that the disclosure controls and procedures are effective for gathering, analyzing and disclosing the information the Partnership is required to disclose in the reports it files under the Securities Exchange Act of 1934 within the time periods specified in the SEC's rules and forms. There have been no significant changes in PEMC's internal controls or in other factors which could significantly affect internal controls subsequent to the date PEMC carried out its evaluation.

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PART II Other Information:

Items 1 through 5 have been omitted in that each item is either not applicable or the answer is negative.

Item 6 Exhibits and Reports on Form 8-K

(a) Exhibit 99: Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act of 2002

(b)Form 8-K: The Partnership was not required to file any reports on Form 8-K and no such form was filed during the period covered by this report.

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S I G N A T U R E S

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STERLING DRILLING FUND 1983-1
(Registrant)
BY:/s/ Charles E. Drimal Jr.
Charles E. Drimal, Jr.,
General Partner

May 13, 2003
(Date)

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CERTIFICATIONS

I, Charles E. Drimal, Jr., Chief Executive Officer of PrimeEnergy Management Corporation, the Managing General Partner of the Partnership, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Sterling Gas Drilling 1983-1L.P.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function);

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

May 13, 2003	/s/ Charles E. Drimal Jr.
-------------------------------------
Charles E. Drimal Jr
Chief Executive Officer
PrimeEnergy Management Corporation
Managing General Partner

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CERTIFICATIONS

I, Beverly A. Cummings, Chief Financial Officer of PrimeEnergy Management Corporation, the Managing General Partner of the Partnership, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Sterling Gas Drilling 1983-1L.P.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function);

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

May 13, 2003	/s/ Beverly A. Cummings
-------------------------------------
Beverly A Cummings
Chief Financial Officer
PrimeEnergy Management Corporation
Managing General Partner